UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018

WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 West Higgins Road Rosemont, Illinois		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 939-9000

N/A
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Wintrust Financial Corporation (the "Company") held its 2018 Annual Meeting of the Shareholders (the "Annual Meeting") on May 24, 2018. At the Annual Meeting, the Company’s shareholders (i) elected all twelve of the Company’s director nominees, (ii) approved the amended and restated employee stock purchase plan to increase the number of shares that may be offered by 200,000 shares of common stock, (iii) approved an advisory (non-binding) proposal approving the Company’s 2017 executive compensation as described in the Company’s proxy statement, and (iii) ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year 2018. The results of the vote at the Annual Meeting were as follows:

Proposal No. 1 — Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter D. Crist	48,393,159	1,283,916	35,351	2,656,535
Bruce K. Crowther	48,612,991	1,062,041	37,394	2,656,535
William J. Doyle	49,364,883	310,066	37,477	2,656,535
Zed S. Francis III	49,458,402	217,642	36,382	2,656,535
Marla F. Glabe	49,287,781	387,840	36,805	2,656,535
H. Patrick Hackett, Jr.	49,223,274	452,521	36,631	2,656,535
Scott K. Heitmann	49,216,072	459,980	36,374	2,656,535
Christopher J. Perry	49,595,801	80,460	36,165	2,656,535
Ingrid S. Stafford	48,699,536	976,969	35,921	2,656,535
Gary D. “Joe” Sweeney	49,319,077	354,671	38,678	2,656,535
Sheila G. Talton	49,165,267	510,795	36,364	2,656,535
Edward J. Wehmer	49,595,343	82,891	34,192	2,656,535

Proposal No. 2 — Amended and Restated Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,392,169	238,990	81,267	2,656,535

Proposal No. 3 — Advisory Vote on 2017 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,222,893	361,425	128,108	2,656,535

Proposal No. 4 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,881,365	1,445,044	42,552	—

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	Exhibit No.	Description
	10.1	Amended and Restated Wintrust Financial Corporation Employee Stock Purchase Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)

By:	/s/Kathleen M. Boege
Kathleen M. Boege
Executive Vice President, General Counsel and Corporate Secretary

Date: May 25, 2018

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